                               HAWAIIAN AIRLINES, INC.

                                 ADDENDUM TO WARRANT
                            FOR THE PURCHASE OF SHARES OF
                                     COMMON STOCK

     Effective on August 13, 1996, the Warrant evidenced by Warrant Certificate No. 12, which prior thereto entitled the holder thereof to purchase 948,973 shares of the common stock, par value $.01 per share, of Hawaiian Airlines, Inc. (the "Common Stocks) at an exercise price of $1.10 per share, was adjusted pursuant to Sections 3 and 4 thereof, and pursuant to such adjustment (i) Warrant Certificate No. 23 was issued to evidence new Warrants to purchase 25,696 shares of Common Stock at an exercise price of $1.071 per share and (ii) the exercise price of the Warrant evidenced by Warrant Certificate No. 12 was reduced to $1.071. This Addendum is issued to evidence the reduction in the exercise price of the Warrant evidenced by Warrant Certificate No. 12.

     IN WITNESS THEREOF, Hawaiian Airlines, Inc. has caused this Addendum to be duly signed by its President or one of its Vice Presidents and duly attested by its Secretary or its Assistant Secretary.


                                             HAWAIIAN AIRLINES, INC.

Dated as of August 13, 1996                  By
                                               ----------------------------
                                             Name:  Bruce R. Nobles
                                             Title: President and Chief
                                                    Executive Officer



ATTEST:


-----------------------------
Name:  Rae A. Capps
Title: Vice President, General Counsel
       And Corporate Secretary